                                    SCHEDULE 14a
                                   (Rule 14a-101)

                       INFORMATION REQUIRED IN PROXY STATEMENT

                              SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a) of the
                           Securities Exchange Act of 1934

Filed by the Registrant   /X/
Filed by a Party other than the Registrant

Check the appropriate box:

/X/Preliminary Proxy Statement     -Confidential For Use of the Commission Only
                                   -(as permitted by Rule 14a-6(e)(2)
-Definitive Proxy Statement
-Definitive Additional Materials
-Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               EARTHLINK NETWORK, INC.
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required.

      - Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
     (5)  Total fee paid:
--------------------------------------------------------------------------------
     -    Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------

     /X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
--------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
     (3)  Filing Party:
--------------------------------------------------------------------------------
     (4)  Date Filed:
--------------------------------------------------------------------------------

                               EARTHLINK NETWORK, INC.
                                 3100 New York Drive
                              Pasadena, California 91107
                                    (626) 296-2400


                                                                January 23, 1998



Dear Stockholder:

               You are cordially invited to attend a Special Meeting of the Stockholders of EarthLink Network, Inc. (the "Company"), which will be held at 2:00 p.m. local time, Thursday, February 19, 1998, in the Executive Conference Room of the Company's corporate headquarters, 3100 New York Drive, Pasadena, California.

               The principal business of the meeting will be to approve an amendment to the Company's 1995 Stock Option Plan to increase the number of shares of the Company's common stock, $.01 par value per share, reserved for the grant of stock options under the plan from 1,250,000 to 1,850,000.

               Whether or not you plan to attend the Special Meeting, please complete, sign, date and return the enclosed proxy card in the postage prepaid envelope provided so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

                                                  Sincerely yours,

                                                  /s/ Sky D. Dayton
                                                  ------------------
                                                  Sky D. Dayton
                                                  Chairman of the Board

                               EARTHLINK NETWORK, INC.
                                 3100 New York Drive
                              Pasadena, California 91107
                                    (626) 296-2400

                      NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

               A Special Meeting of the Stockholders of EarthLink Network, Inc. (the "Company") will be held at 2:00 p.m. local time, Thursday, February 19, 1998, in the Executive Conference Room of the Company's corporate headquarters, 3100 New York Drive, Pasadena, California. The meeting is called for the following purposes:

               (1) To amend the Company's 1995 Stock Option Plan to increase the number of shares of the Company's common stock, $.01 par value per share, reserved for the grant of stock options under the plan from 1,250,000 to 1,850,000; and

               (2) To transact such other business as may properly come before the meeting.

               The Board of Directors has fixed the close of business on January 14, 1998 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

                                     By order of the Board of Directors,

                                     /s/ Sky D. Dayton
                                     -----------------
                                     Sky D. Dayton
                                     Chairman of the Board

Pasadena, California
January 23, 1998


IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD SO THAT YOUR SHARES WILL BE REPRESENTED.

                               EARTHLINK NETWORK, INC.
                                 3100 New York Drive
                              Pasadena, California 91107

                                   PROXY STATEMENT

               This Proxy Statement is furnished by and on behalf of the Board of Directors of EarthLink Network, Inc. (the "Company") in connection with the solicitation of proxies for use at a Special Meeting of the Stockholders of the Company to be held at 2:00 p.m. local time on Thursday, February 19, 1998, in the Executive Conference Room of the Company's corporate headquarters, located at 3100 New York Drive, Pasadena, California, and at any adjournments or postponements thereof (the "Special Meeting"). This Proxy Statement and the enclosed proxy card will be mailed on or about January 23, 1998 to the Company's stockholders of record on the Record Date, as defined below (the "Stockholders").

               THE BOARD OF DIRECTORS URGES YOU TO MARK, SIGN, DATE AND
                RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PREPAID
                                  ENVELOPE PROVIDED.

                               SHARES ENTITLED TO VOTE
General

               Proxies will be voted as specified by the Stockholder or Stockholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Special Meeting, the shares of common stock, $.01 par value per share, of the Company (the "Common Stock") represented thereby will be voted FOR the amendment to the Company's 1995 Stock Option Plan (the "Stock Option Plan") as described in this Proxy Statement. The submission of a signed proxy will not affect a Stockholder's right to attend and to vote in person at the Special Meeting. A Stockholder who executes a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company either a written revocation or an executed proxy bearing a later date or by attending and voting in person at the Special Meeting.

               Only holders of record of Common Stock as of the close of business on January 14, 1998 (the "Record Date") will be entitled to vote at the Special Meeting. As of the close of business on the Record Date, there were _______________ shares of Common Stock (the "Shares") outstanding. Holders of Shares authorized to vote are entitled to cast one vote per Share on all matters.

Quorum Required

               According to the Company's Bylaws, the holders of a majority of the Shares entitled to be voted must be present or represented by proxy to constitute a quorum. Shares as to which authority to vote is withheld and abstentions are counted in determining whether a quorum exists.

Vote Required

               Approval of the proposed amendment to the Stock Option Plan, as well as any other matter that may properly come before the Special Meeting, requires the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on such matter at a meeting at which a quorum is present. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of votes against such proposals. Broker non-votes, those shares held by a broker or nominee as to which such broker or nominee does not have discretionary voting power, will not be counted as votes for or against approval of such matters.

               With respect to any other matters that may come before the Special Meeting, if proxies are executed and returned, such proxies will be voted in a manner deemed by the proxy representatives named therein to be in the best interests of the Company and its Stockholders.

                   PROPOSAL I - AMENDMENT OF 1995 STOCK OPTION PLAN

               On January 5, 1998, the Board of Directors adopted and recommended for submission to the Stockholders for their approval a proposal to amend the Company's 1995 Stock Option Plan. The proposed amendment to the Stock Option Plan will increase the number of shares of Common Stock reserved for issuance under the Stock Option Plan from 1,250,000 to 1,850,000. A copy of the Stock Option Plan in the amended form proposed for approval by the Stockholders is attached as Appendix A to this Proxy Statement.

               The purposes of the Stock Option Plan are to attract and retain the best available personnel, to provide additional incentive to the employees of the Company and its subsidiaries, if any, to promote the success of the Company's business and to enable the Company's employees to share in the growth and prosperity of the Company by providing them with an opportunity to purchase stock in the Company.

               The Board has reserved 1,250,000 shares of Common Stock for grants of options under the Stock Option Plan. Since the Company's inception, the Compensation Committee of the Company's Board of Directors has granted options to purchase 1,335,418 shares of Common Stock under the Stock Option Plan. Of the options granted to date, options to purchase 221,807 shares have been recaptured from employees whose employment with the Company has terminated. Accordingly, if the proposal to amend and restate the Stock Option Plan is approved, there will be 687,432 shares of Common Stock available for future grants under the Stock Option Plan. The primary features of the Stock Option Plan are summarized below

Plan Summary and Other Information

               General. Under the Stock Option Plan, options may be granted to employees of the Company and its Subsidiaries (as defined in the Stock Option Plan), if any. As of December 31, 1997, there were approximately 800 persons eligible to receive grants of options under the Stock Option Plan, subject to the Compensation Committee's approval of individual grants.

               The Stock Option Plan offers to eligible employees ("Participants" or, individually, a "Participant") the opportunity to purchase shares of Common Stock through stock options granted to them under the Stock Option Plan. A stock option entitles the optionee to purchase shares of Common Stock from the Company at the exercise price. Two types of options, incentive stock options ("ISOs") and nonstatutory stock options, may be granted under the Stock Option Plan. The two types of options differ primarily in the tax consequences associated with the exercise of an option and the disposition of the shares of Common Stock received upon exercise of an option. See "--Certain Federal Income Tax Consequences." No Participant may be granted options that relate to more than 250,000 shares of Common Stock during any one-year period.

               Grants Under the Stock Option Plan. The Compensation Committee, which is comprised of two or more non-employee directors appointed by the Board of Directors, administers the Stock Option Plan and designates Participants to whom options are granted, specifies whether the option is intended to be an ISO or a nonstatutory stock option and specifies the number of shares of Common Stock subject to each option. All options granted under the Stock Option Plan are evidenced by option agreements ("Option Agreements" or, individually, an "Option Agreement") that are subject to the applicable provisions of the Stock Option Plan and to such other terms, conditions and restrictions as the Compensation Committee may determine to be appropriate.

               In the case of ISOs, the aggregate Fair Market Value (as defined in the Plan) of Common Stock with respect to which stock options intended to meet the requirements of Code Section 422 of the Internal Revenue Code of 1986, as amended, become exercisable for the first time by an individual during any calendar year under all plans of the Company and its subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the ISOs that cause the limitation to be exceeded will be treated as nonstatutory stock options.

               Set forth below is the number of incentive stock options that had been granted to certain employees of the Company under the Stock Option Plan and that remained outstanding as of December 31, 1997. No nonstatutory stock options have been granted under the Stock Option Plan. The closing sales price reported by the Nasdaq National Market of the Company's Common Stock on December 31, 1997 was $25.75 per share.

                                    Incentive
Name                             Options Granted(1)
----                             ------------------

Sky D. Dayton...............          --
Charles G. Betty............      175,000(2)
David Tommela...............       50,000(3)
Brinton O.C. Young..........      112,500(4)
Grayson L. Hoberg...........       50,000(5)
Richard D. Edmiston.........       27,500(6)
All Executive Officers
 as a Group (6 Persons).....      415,000
Non-Executive Officer
 Employees as a Group.......      698,611(7)

______________________
(1) All stock options vest in equal increments of 5% per quarter over the five-year period beginning on the date of grant.
(2) Granted January 15, 1996.
(3) 37,500 granted December 4, 1995; 12,500 granted May 7, 1996.
(4) Granted May 7, 1996.
(5) Granted November 7, 1997.
(6) Granted January 23, 1997.
(7) Represents options granted to 324 employees under the Stock Option Plan. This figure was adjusted to reflect both the recapture of 221,807 options pursuant to employee terminations and the exercise of 48,957 options by employees as of December 31, 1997.

               Although undeterminable at the time of this Proxy Statement, the Company believes that the Compensation Committee of the Board of Directors will award Mr. Betty, the Company's President and Chief Executive Officer, both incentive and nonstatutory stock options under the amended Stock Option Plan, pending the approval of this amendment and the Compensation Committee's review of the Company's executive compensation policies for fiscal 1998.

               Exercise Price. The exercise price of a share of Common Stock purchased upon the exercise of an option granted under the Stock Option Plan (the "Exercise Price") is determined by the Compensation Committee on the date the option is granted and set forth in the applicable Option Agreement. The Exercise Price of an ISO may not be less than the Fair Market Value of a share of Common Stock on the date the option is granted. With respect to each grant of an ISO to a Participant who beneficially owns more than 10% of the combined voting power of the Company or any of its Subsidiaries (determined by applying certain attribution rules), the Exercise Price may not be less than 110% of the Fair Market Value of the Common Stock on the date the option is granted. These Exercise Price requirements do not apply to nonstatutory stock options. However, under the Stock Option Plan, the exercise price of a nonstatutory stock option may not be less than 85% of the Fair Market Value of a share of Common Stock on the date of grant.

               Exercise and Payment. An option may be exercised in accordance with the Stock Option Plan and such other terms and conditions as the Compensation Committee may prescribe. Each option is exercisable by the Participant at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Compensation Committee shall specify in the Option Agreement; provided, however, that subsequent to the grant of an option, the Compensation Committee, at any time before complete termination of such option, may accelerate the time or times at which the option may be exercised, in whole or in part, and may permit the Participant or any other designated person to exercise the option, or any portion thereof, for all or part of the remaining option term, notwithstanding any provision of the Option Agreement to the contrary.

               The maximum period during which an ISO may be exercised is determined by the Compensation Committee on the date of grant, but may not be longer than ten years, provided that, any ISO granted to a Participant who beneficially owns more than 10% of the combined voting power of the Company or any of its Subsidiaries (determined by applying certain attribution rules) may not be exercisable after the expiration of five years after the date of grant. The term of any option is specified in the applicable Option Agreement. An option is considered exercised on the date the Exercise Price is paid to the Company.

               The Exercise Price must be paid in cash or a cash equivalent authorized by the Compensation Committee. If the Option Agreement provides, the payment of all or part of the Exercise Price may be made by surrendering shares of Common Stock that have been owned by the Participant for at least six months prior to the date of exercise to the Company to the extent sufficient to pay the full Exercise Price. The Exercise Price may also be paid by having the Company withhold a number of shares, the Fair Market Value of which is sufficient to satisfy the Exercise Price.

               Administration. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors. Compensation Committee members generally may not be employees of or consultants to the Company or its Subsidiaries and serve at the pleasure of the Board of Directors. All members of the Compensation Committee are appointed (and may be removed) by and serve for such terms as determined by the Board of Directors. The Compensation Committee has the authority to interpret all provisions of the Stock Option Plan; to prescribe the form of Option Agreements; to adopt, amend and rescind rules and regulations pertaining to the administration of the Stock Option Plan; and to make all other determinations necessary or advisable for the administration of the Stock Option Plan. The Compensation Committee's determinations under the Stock Option Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, grants under the Stock Option Plan (whether or not such persons are similarly situated).

Certain Federal Income Tax Consequences

               The following discussion outlines certain federal income tax consequences of participation in the Stock Option Plan. Individual circumstances may vary these results. Additionally, federal income tax laws and regulations are complex and frequently amended, and each Participant should rely on his own tax counsel for advice regarding the federal income tax consequences of participation in the Stock Option Plan.

               Federal Income Tax Treatment of ISOs. A Participant generally will not recognize taxable income on the grant or the exercise of an ISO (although the exercise of an ISO can increase the Participant's alternative minimum tax liability because the difference between the fair market value of the Common Stock acquired and the Exercise Price will be included in the Participant's alternative minimum taxable income). A Participant will recognize taxable income if and when the Participant disposes of the shares of Common Stock acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after the shares of Common Stock are transferred to the Participant on exercise of the ISO (the "ISO Holding Period"), the Participant will recognize capital gain (or loss) equal to the excess (or deficiency) of the amount realized from disposition of the Common Stock less the Participant's tax basis in the Common Stock. A Participant's tax basis in the Common Stock generally is the amount the Participant paid on exercise of the ISO. The capital gain (or loss) will be long-term or short-term depending on the length of time the Participant held the shares of Common Stock.

               If Common Stock acquired under an ISO is disposed of before the expiration of the ISO Holding Period described in the preceding paragraph (a "Disqualifying Disposition"), a Participant generally will recognize as ordinary income in the year of the Disqualifying Disposition the difference between the fair market value of the Common Stock on the date of exercise of the ISO and the Exercise Price paid by the Participant. Any additional gain will be treated as long-term or short-term capital gain depending on the length of time the Participant held the shares of Common Stock.

               A special rule applies to a Disqualifying Disposition of Common Stock where the amount realized on the disposition is less than the fair market value of the Common Stock on the date of exercise of the ISO. In that event, the Participant generally will recognize as ordinary income the difference between the amount realized on the disposition of the Common Stock and the Exercise Price paid by the Participant instead of the ordinary income amount described above for a Disqualifying Disposition. Any additional loss will be treated as a long-term or short-term capital loss depending on the length of time the Participant held the shares of Common Stock.

               The Company generally will not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. In the event a Participant disposes of Common Stock acquired under an ISO in a Disqualifying Disposition, the Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the Participant is to recognize.

               The foregoing discussion assumes that the Participant exercises the ISO while the Participant is an employee of the Company or within three months of termination of employment. The three-month period is extended to one year if the Participant terminates employment as a result of a total and permanent disability and indefinitely if the termination is caused by the Participant's death. If the Participant exercises the ISO outside of these time limits, the Participant's tax consequences will be the same as described for nonstatutory stock options. However, the Board of Directors may shorten the time period during which the Participant may exercise any ISO in the applicable Option Agreement.

               Federal Income Tax Treatment of Nonstatutory Stock Options. A Participant generally will not recognize taxable income on the grant of a nonstatutory stock option. On the exercise of a nonstatutory stock option, a Participant will recognize as ordinary income the difference between the fair market value of the Common Stock acquired and the Exercise Price paid by the Participant. A Participant's tax basis in the Common Stock acquired upon the exercise of a nonstatutory stock option is the amount paid for the Common Stock plus any amount included in income with respect to the exercise. The Participant's holding period for the Common Stock begins on the day the Common Stock is acquired. Any gain or loss that a Participant recognizes on a subsequent disposition of Common Stock acquired upon the exercise of a nonstatutory stock option generally will be long-term or short-term capital gain or loss depending on the length of time the Participant held the shares of Common Stock. The amount of the gain (or loss) will equal the excess (or deficiency) of the amount realized on the subsequent disposition less the Participant's tax basis in his shares of Common Stock.

               The exercise of a nonstatutory stock option generally will entitle the Company to claim a federal income tax deduction equal to the amount of ordinary income the Participant is to recognize. The amount of ordinary income the Participant is to recognize on the exercise of a nonstatutory stock option will constitute wages for withholding and employment tax purposes. Accordingly, the Company will be required to withhold or obtain payment from the Participant, as each Option Agreement permits, for the amount of required withholding and employment taxes.

               Special Rules. The foregoing discussion assumes that the Participant pays the Exercise Price in cash. Special rules apply to a Participant who exercises an ISO or a nonstatutory stock option by paying the Exercise Price, in whole or in part, by the transfer of shares of Common Stock that the Participant already owns.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE 1995 STOCK OPTION PLAN AS DESCRIBED ABOVE.

Beneficial Ownership of Common Stock

               The following table sets forth information concerning (i) those persons known by management of the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) the directors of the Company, (iii) the officers named in the Summary Compensation Table included elsewhere herein and (iv) all directors and officers of the Company as a group. Except as otherwise indicated in the footnotes below, such information is provided as of December 31, 1997. According to rules adopted by the SEC, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, the conversion of a security or otherwise. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the outstanding Common Stock.

                                             Amount and Nature of     Percent of
Name and Address of Beneficial Owners(1)     Beneficial Ownership     Class
----------------------------------------     --------------------     ----------


Executive Officers and Directors

Sky D. Dayton                                1,625,000 (2)            14.3%
Reed E. Slatkin                              1,237,047 (3)            10.8
Kevin M. O'Donnell                           1,134,739 (4)             9.9
Sidney Azeez                                   590,636 (5)             5.2
John W. Sidgmore                               401,500 (6)             3.4
Charles G. Betty                               130,799 (7)             1.1
Linwood A. Lacy, Jr                             98,066 (8)              *
Robert M. Kavner                                44,009 (9)              *
Paul McNulty                                       504 (10)             *
Brinton O.C. Young                              59,375 (11)             *
Grayson L. Hoberg                                2,500 (12)             *
David R. Tommela                                19,375 (13)             *
Dr. Richard D. Edmiston                         15,500 (14)             *
Quantum Industrial Partners LDC              1,523,180 (15)           13.5
Storie Partners, L.P (16).                     696,950                 6.2
UUNET Technologies, Inc.                       401,500 (17)            3.4
All directors and officers as
   a group (13 persons)                      5,359,050 (18)           43.3
___________


(1) Except as otherwise indicated by footnote, the named person has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned.

(2) Includes options to purchase 125,000 shares of Common Stock. Mr. Dayton's address is that of the Company.

(3)  Includes (i) warrants to purchase 182,500 shares of Common Stock and
     (ii) 12,074 shares of Common Stock held in trust for Mr. Slatkin's minor children. Mr. Slatkin's address is 890 N. Kellog Avenue, Santa Barbara, California 93111.

(4) Includes (i) 7,538 shares of Common Stock and options to purchase an additional 87 shares of Common Stock held by Mr. O'Donnell's son, and
     (ii) warrants to purchase 182,500 shares of Common Stock. Mr. O'Donnell disclaims beneficial ownership of the shares of Common Stock held by his son and the shares of Common Stock issuable upon exercise of options held by his son. Mr. O'Donnell's address is 9933 Beverly Grove Drive, Beverly Hills, California 90210.

(5)  Includes (i) 347,085 shares of Common Stock held by Mr. Azeez's family and
     (ii) warrants to purchase 6,667 shares of Common Stock. The address of Mr. Azeez is c/o Unitel Cellular Communications Systems, Bayport One, Suite 400, West Atlantic City, New Jersey 08232.

(6) Includes 10,000 shares of Common Stock issuable upon the exercise of warrants and up to 391,500 shares of Common Stock issuable upon the conversion of outstanding indebtedness held by UUNET Technologies, Inc. ("UUNET"). Mr. Sidgmore is Chief Executive Officer and a director of UUNET and shares voting and investment power with the other UUNET directors.

(7)  Includes (i) options to purchase 88,750 shares of Common Stock and
     (ii) 2,049 shares of Common Stock held by Mr. Betty's father-in-law and mother-in-law of which Mr. Betty disclaims beneficial ownership.

(8) Includes warrants to purchase 20,000 shares of Common Stock and options to purchase 20,000 shares of Common Stock.

(9) Includes warrants to purchase 3,334 shares of Common Stock and options to purchase 20,000 shares of Common Stock.

(10) Includes warrants to purchase 50 shares of Common Stock.

(11) Includes options to purchase 39,375 shares of Common Stock.

(12) Represents options to purchase 2,500 shares of Common Stock.

(13) Represents options to purchase 19,375 shares of Common Stock.

(14) Includes options to purchase 5,500 shares of Common Stock.

(15) Includes warrants to purchase 66,700 shares of Common Stock. Quantum Industrial Partners LDC ("Quantum Industrial") has vested investment discretion with respect to its portfolio investments, including the Common Stock, in Soros Fund Management ("SFM"), a sole proprietorship of Mr. George Soros. Mr. Soros may be deemed to be the beneficial owner of the Common Stock held by Quantum Industrial. The shares shown exclude 214,545 shares of Common Stock and warrants to purchase 23,600 shares of Common Stock held directly by Mr. Soros and 45,455 shares of Common Stock and warrants to purchase 5,000 shares of Common Stock held by trusts established for the benefit of certain children of Mr. Soros. The shares shown also exclude 36,817 shares of Common Stock and warrants to purchase 3,925 shares of Common Stock held by certain managing directors and other employees of SFM, of which Mr. Soros disclaims beneficial ownership. The business address of Quantum Industrial is: c/o Curacao Company N.V., Kaya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles.

(16) The business address of Storie Partners L.P. is: c/o Mr. Steve Ledger, One Bush Street, Suite 1350, San Fransisco, California 94104.

(17) Includes 10,000 shares of Common Stock issuable upon the exercise of warrants and up to 391,500 shares of Common Stock issuable upon the conversion of outstanding indebtedness. The business address of UUNET is:
     3060 Williams Drive, Fairfax, Virginia  22031.

(18) Includes (i) options and warrants to purchase 725,551 shares of Common Stock, (ii) 368,746 shares of Common Stock owned by family members or affiliates of certain members of the group, (iii) options and warrants held by family members or affiliates of certain members of the group to purchase 87 shares of Common Stock, and (iv) up to 391,500 shares of Common Stock issuable upon the conversion of outstanding indebtedness held by UUNET, of which Mr. Sidgmore serves as Chief Executive Officer and a director.

Compensation Committee Interlocks and Insider Participation

               The Compensation Committee of the Company's Board of Directors currently consists of Messrs. Lacy, O'Donnell and Slatkin. No member of the Compensation Committee was, during the last fiscal year, an officer or employee of the Company nor was formerly an officer of the Company. The following transactions involve, among others, members of the Compensation Committee and are required to be described under the rules of the Securities and Exchange Commission (the "SEC"):

               In January 1996, Mr. Slatkin guaranteed a $1.5 million lease for network equipment. As consideration for this agreement, the Company issued Mr. Slatkin warrants to purchase 100,000 shares of Common Stock at an exercise price of $4.84 per share, the amount then determined by the Board of Directors to constitute the fair market value as of January 1996. The Company and Mr. O'Donnell subsequently agreed to indemnify Mr. Slatkin against certain liability arising out of this lease. As consideration for this agreement, Mr. Slatkin transferred one-half of these warrants to Mr. O'Donnell.

               In June 1996, the Company issued $2,950,000 of its 10% Promissory Notes to 17 purchasers, including certain of its directors and more than five percent stockholders. In connection with this financing, and as additional consideration for the investment of these purchasers, the Company also issued warrants to purchase 98,340 shares of Common Stock having an exercise price of $11.00 per share. The 10% Promissory Notes were due on or before June 6, 1997 with interest payable monthly until such date. The warrants are exercisable for five years commencing on the date of issuance. The following directors and more than five percent stockholders participated in this financing: Sidney Azeez, $200,000 note, 6,667 warrants; Robert M. Kavner, $100,000 note, 3,334 warrants; Kevin M. O'Donnell, $225,000 note, 7,500 warrants; Reed E. Slatkin, $225,000 note, 7,500 warrants; and Storie Partners, L.P., $300,000 note, 10,000 warrants. The holders of $725,000 of the 10% Promissory Notes including Messrs. Slatkin and Abbott and Storie Partners, L.P., converted their indebtedness into 55,767 shares of Common Stock upon consummation of the Companys' initial public offering in January 1997. At that time, the Company also repaid the remaining balance of the 10% Promissory Notes.

               In September 1997, the Company sold 1,459,759 shares of its Common Stock to certain purchasers, including, among others, certain directors and stockholders. The following directors and more than five percent stockholders (including certain of their family members and affiliates) participated in this financing: Reed E. Slatkin (55,810 shares); Sidney Azeez (46,512 shares); Charles G. Betty (10,000 shares); Linwood A. Lacy, Jr. (23,256 shares); Richard D. Edmiston (10,000 shares); Brinton O.C. Young (10,000 shares); and Quantum Industrial Partners LDC (465,117 shares).

               Until October 1997, Mr. Lacy also served as President and Chief Executive Officer of Micro Warehouse Incorporated ("Micro Warehouse"), one of the Company's affinity marketing partners. For the year ended December 31, 1997, the Company paid Micro Warehouse approximately $35,200 in bounties for new Company customers generated by Micro Warehouse.

Certain Transactions

               In addition to the transaction described under "Compensation Committee Committee Interlocks and Insider Participation," the following transactions are required to be disclosed under the rules of the SEC:

               John W. Sidgmore, a member of the Company's Board of Directors, also serves as a director and as President and Chief Executive Officer of UUNET Technologies, Inc. ("UUNET") and as a director and Vice Chairman and Chief Operations Officer of UUNET's corporate parent, WorldCom. UUNET is the Company's primary provider of Internet dial-up points of presence ("POPs") capacity. In connection with the Company's and UUNET's execution of a new network services agreement in May 1996, the Company issued warrants to UUNET to purchase 10,000 shares of Common Stock having an exercise price of $20.00 per share.

               In connection with an amendment to the Company's network services agreement with UUNET, the Company issued a $5.0 million, one-year promissory note to UUNET and filled a vacancy on the Board of Directors with a designate of UUNET, John W. Sidgmore. This note bears interest at prime plus 2% per annum (an effective rate of 10.25% per annum at December 31, 1997), and is convertible into 391,500 shares of Common Stock. The maturity of this note has been extended until October 1998. The Company also granted UUNET certain registration rights identical to those presently held by most of the Company's then existing stockholders. EarthLink paid UUNET approximately $21.9 million in 1997 for network services and interest.

               The Company believes that the foregoing transactions were on terms no less favorable to the Company than could be obtained from unaffiliated parties. It is the Company's current policy that all transactions by the Company with officers, directors, more than five percent stockholders and their affiliates will be entered into only if such transactions are approved by a majority of disinterested independent directors and are on terms such directors believe are no less favorable to the Company than could be obtained from unaffiliated parties.

Executive Officer Compensation

                         Table I - Summary Compensation Table

               The following table presents certain information required by the SEC relating to various forms of compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the five most highly compensated executive officers other than the Chief Executive Officer who earned more than $100,000 during fiscal 1997 and was serving at the end of fiscal 1997. Such executive officers are referred to as the "Named Executive Officers."




                                                                                            LONG TERM
                                                                                          COMPENSATION
                                                                                           SECURITIES
                                                                     ANNUAL                UNDERLYING         ALL
              NAME AND PRINCIPAL                                  COMPENSATION               OPTIONS         OTHER
                   POSITION                        YEAR       SALARY          BONUS           (#)         COMPENSATION
-----------------------------------------------  ---------  -------------  -------------  -------------   ------------
Sky Dayton                                       1997       $   180,000    $45,411              --               --
  Chairman (1)                                   1996           153,036     70,006              --               --
                                                 1995            97,726     16,573           250,000             --

Charles G. Betty                                 1997           225,000     60,621              --         $  10,578(2)
  President and Chief Executive Officer (1)      1996           220,550     77,635           250,000          24,000(3)
                                                 1995                --         --              --               --

Grayson L. Hoberg (4)                            1997             8,654         --           100,000             --
  Vice President, Finance and Administration     1996                --         --              --               --
  and Chief Financial Officer                    1995                --         --              --               --

David R. Tommela                                 1997           132,000     26,723              --             1,218(5)
  Vice President, Operations                     1996           130,392     34,439            12,500             --
                                                 1995             8,862         --            37,500             --

Richard D. Edmiston                              1997           185,000     33,398(6)         27,500          33,626(7)
  Vice President, Research and Development       1996                --         --              --               --
                                                 1995                --                         --               --

Brinton O.C. Young                               1997           140,000     29,754              --               --
  Vice President, Strategic Planning             1996            73,681     18,409           112,500             --
                                                 1995                --         --              --               --


____________________
(1) Mr. Dayton served as the Company's President until January 15, 1996 when Mr. Betty's employment commenced. Mr. Dayton served as the Company's Chief Executive Officer until May 7, 1996 when Mr. Betty was appointed to that position.

(2) Consists of reimbursement of $8,363 of travel expenses pursuant to Mr. Betty's employment agreement and $2,215 in matching contributions to Mr. Betty's account under the Company's 401(k) plan.

(3) Consists of reimbursement of travel expenses pursuant to Mr. Betty's employment agreement.

(4) Mr. Hoberg commenced employment on December 5, 1997 with an annualized base salary of $150,000.

(5) Consists of matching contributions to Mr. Tommela's account under the Company's 401(k) plan.

(6) Includes a signing bonus of $15,000 paid to Mr. Edmiston pursuant to his employment with the Company.

(7) Consists of reimbursement of $32,203 of travel expenses pursuant to Mr. Edmiston's employment and $1,423 in matching contributions to Mr. Edmiston's account under the Company's 401(k) plan.

Table II - Option Grants in Fiscal 1997

               This table presents information regarding options granted to the Company's Named Executive Officers during fiscal 1997 to purchase shares of the Company's Common Stock. In accordance with SEC rules, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price of 5% and 10% from the date the options were granted over the full option term.


                                     % of Total
                      Number of       Options                              Potential Realizable Value
                     Securities      Granted to                              at Assumed Annual Rates
                     Underlying      Employees   Exercise                   of Stock Price Appreciation
                       Options      in Fiscal     Price        Expiration      for the Option Term (1)
Name                 Granted (#)      Year        ($/sh)          Date           5%                 10%
----                 -----------    ------------ ---------     ----------  ----------------------------
Grayson L. Hoberg    50,000 (2)        12.6%      $16.00       11/07/07      $1,297,201      $2,539,443
                     50,000 (3)        12.6        19.88       12/05/07       1,103,452       2,345,693
Richard D. Edmiston  27,500 (4)         7.0        13.00        1/23/07         795,961       1,479,194

___________
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date based upon a price of $25.75 per share, the closing price of a share of Common Stock on December 31, 1997. These assumptions are not intended to forecast future appreciation of the Company's stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

(2) Vests in equal increments of 5% per quarter over the five-year period beginning on the date of grant, November 7, 1997.

(3) Vests in equal increments of 5% per quarter over the five-year period beginning on the date of grant, December 5, 1997.

(4) Vests in equal increments of 5% per quarter over the five-year period beginning on the date of grant, January 23, 1997.

          Table III - Option Exercises In Fiscal 1997 and Fiscal 1997
                             Year-End Option Values

               None of the Named Executive Officers exercised any stock options during fiscal 1997. The following table shows the number of shares of Common Stock subject to exercisable and unexercisable stock options held by each of the Named Executive Officers as of December 31, 1997. The table also reflects the values of such options based on the positive spread between the exercise price of such options and $25.75, which was the closing sales price of a share of Common Stock reported on the Nasdaq National Market on December 31, 1997.


                                Number of
                          Securities Underlying            Value of Unexercised
                            Unexercised Options            In-the-Money Options (1)
                         --------------------------      ------------------------------
Name                     Exercisable   Unexercisable     Exercisable      Unexercisable
----                     -----------   -------------     -----------      -------------
Sky D. Dayton              125,000        125,000         $2,992,500        $2,992,500
Charles G. Betty            80,000        170,000          1,557,300         3,208,200
Grayson L. Hoberg               -         100,000                 -            781,250
David R. Tommela            18,750         31,250            373,613           610,388
Richard D. Edmiston          4,125         23,375             52,594           298,031
Brinton O.C. Young          33,750         78,750            539,663         1,259,213

___________

(1) The value of "in-the-money" options represents the difference between the exercise price of stock options and $25.75, the closing sales price reported by the Nasdaq National Market of the Company's Common Stock for December 31, 1997.

Employment Agreement

     In January 1996, the Company entered into a two-year employment agreement with Mr. Charles G. Betty. Under this agreement, the Company agreed to employ Mr. Betty as its President and Chief Operating Officer at a salary of $225,000 per year plus a $24,000 a year travel allowance for Mr. Betty and his family and such other benefits as are generally made available to other senior executives of the Company. In May 1996, Mr. Betty was named the Company's Chief Executive Officer. Pursuant to his employment agreement, Mr. Betty was also guaranteed a bonus of at least $37,500 for 1996 and was eligible to earn up to an additional $37,500 for 1996 if the Company had a specified number of customers by year-end. The agreement further entitles Mr. Betty, upon the attainment of performance goals, to an annual bonus of $75,000. Mr. Betty's actual bonus for 1996 was $77,635. In addition, the agreement provides that (i) if Mr. Betty is terminated by the Company other than for "cause" or "total disability," as defined in the agreement, (ii) if the Company elects not to extend the term of the employment agreement at the end of the first two-year term or any yearly extension, or (iii) if Mr. Betty terminates his employment because of a breach of the employment agreement by the Company, he is entitled to severance compensation equal to 100% of his then-current annual salary. In connection with entering into the employment agreement, Mr. Betty purchased 25,000 shares of Common Stock at $4.84 per share, and also was granted options to purchase an additional 175,000 shares of Common Stock at an exercise price of $4.84 per share. In addition, in September 1996, Mr. Betty was granted options to purchase an additional 75,000 shares of Common Stock at an exercise price of $11.00 per share. All of Mr. Betty's options vest in equal quarterly increments of 5% during the five-year period beginning on the respective dates of grant, January 15, 1996 and September 24, 1996. In the event of a "change in control," as defined in the agreement, the termination of Mr. Betty by the Company other than for cause or if Mr. Betty terminates his employment because of a breach of the agreement by the Company, all unvested options held by Mr. Betty will vest immediately. The agreement was amended in December 1997 to formally reflect Mr. Betty's position as President and Chief Executive Officer of the Company. The Board of Directors has extended the agreement for an additional year pursuant to the terms of the agreement.

Director Compensation

     Directors of the Company do not receive cash compensation for serving in that capacity, but are reimbursed for the expenses they incur in attending meetings of the Board of Directors or committees thereof. Non-employee directors are eligible to receive options to purchase Common Stock awarded under the Company's Directors Stock Option Plan.

                                    OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Special Meeting. However, if any other matters are properly brought before the Special Meeting, the persons appointed in the accompanying proxy intend to vote the Shares represented thereby in accordance with their best judgment.

                              SOLICITATION OF PROXIES

     The cost of the solicitation of proxies on behalf of the Company will be borne by the Company. The Company has engaged American Stock Transfer & Trust Company to assist it in the proxy solicitation process and will pay such firm approximately $3,000 for its services (exclusive of postage fees). In addition, directors, officers and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

                    STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any proposal that a stockholder may desire to have included in the Company's proxy material for presentation at the 1998 annual meeting must have been received by the Company at its executive offices at 3100 New York Drive, Pasadena, California 91107, Attention Grayson Hoberg, Secretary, on or prior to January 22, 1998.
                                                  By order of the Board of
                                                  Directors,

                                                  /s/ Sky D. Dayton
                                                  ------------------
                                                  Sky D. Dayton
                                                  Chairman of the Board
Pasadena, California
January 23, 1998

                                                                      APPENDIX A

                               EARTHLINK NETWORK, INC.
                                1995 STOCK OPTION PLAN

     1. Purposes of the Plan. The purposes of this 1995 Stock Option Plan are to attract and retain the best available personnel, to provide additional incentive to the Employees of the Company and its Subsidiaries, to promote the success of the Company's business and to enable the Employees to share in the growth and prosperity of the Company by providing them with an opportunity to purchase stock in the Company.

     Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written stock option agreement.

     2.   Definitions.  As used herein, the following definitions shall apply:

          (a) "Affiliate" shall mean any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

          (b)  "Board" shall mean the Board of Directors of the Company.

          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. References in the Plan to any section of the Code shall be deemed to include any amendment or successor provisions to such section and any regulations issued under such section.

          (d)  "Common Stock" shall mean the Common Stock of the Company.

          (e) "Company" shall mean EarthLink Network, Inc., a California corporation.

          (f) "Committee" shall mean the Committee appointed by the Board in accordance with Section 4(a) of the Plan, if one is appointed.

          (g) "Continuous Employment" or "Continuous Status As An Employee" shall mean the absence of any interruption or termination of employment or service as an Employee by or to the Company or any Parent or Subsidiary of the Company which now exists or is hereafter organized or acquired by or acquires the Company. Continuous Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board or in the case of transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries or its successors.

          (h) "Disability" shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than 12 months. In determining the Disability of an Optionee, the Board may require the Optionee to furnish proof of the existence of Disability and may select a physician to examine the Optionee. The final determination as to the Disability of the Optionee shall be made by the Board.

          (i) "Disinterested Person" shall mean an administrator of the Plan who, during the one year prior to service as an administrator of the Plan, has not been granted or awarded and, during such service, is not granted or awarded stock, stock options or stock appreciation rights pursuant to the Plan or any other plan of the Company or any of its Affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or any Affiliates, except for any plan under which the award of stock, stock options or stock appreciation rights is not subject to the discretion of any person or persons. The term "Disinterested Person" shall be interpreted in a manner consistent with the meaning of such term under Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

          (j) "Employee" shall mean any person, including officers and directors, employed by the Company, its Parent, any of its Subsidiaries or its successors. A person shall not be deemed to be employed by the Company merely because such person is a member of the Board of Directors of the Company or a consultant to the Company.

          (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (l) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (m) "Nonstatutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

          (n) "Option" shall mean a stock option granted pursuant to the Plan evidencing the grant of a right to an Employee pursuant to the Plan to purchase a specified number of Shares at a specified exercise price.

          (o) "Option Agreement" shall mean a written agreement substantially in one of the forms attached hereto as Exhibit A, or such other form or forms as the Board (subject to the terms and conditions of this Plan) may from time to time approve, evidencing and reflecting the terms of an Option.

          (p) "Optioned Stock" shall mean the Common Stock subject to an Option.

          (q)  "Optionee" shall mean an Employee who is granted an Option.

          (r) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as deemed in Sections 424(e) and (g) of the Code.

          (s)  "Plan" shall mean this 1995 Stock Option Plan.

          (t) "Share" or "Shares" shall mean shares of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

          (u) "Stock Purchase Agreement" shall mean an agreement substantially in the form attached hereto as Exhibit B, or such other form or forms as the Board (subject to the terms and conditions of this Plan) may from time to time approve, which is to be executed as a condition of purchasing Optioned Stock upon exercise of an Option.

          (v) "Subsidiary" shall mean a subsidiary corporation, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

          (w) "Termination for Cause" shall mean termination of employment as a result of (i) any act or acts by the Optionee constituting a felony under any federal, state or local law; (ii) the Optionee's willful and continued failure to perform the duties assigned to him or her as an Employee; (iii) any material breach by the Optionee of any agreement with the Company concerning his or her employment or other understanding concerning the terms and conditions of employment by the Company; (iv) dishonesty, gross negligence or malfeasance by the Optionee in the performance of his or her duties as an Employee or any conduct by the Optionee which involves a material conflict of interest with any business of the Company or Affiliate; or (v) the Optionee's taking or knowingly omitting to take any other action or actions in the performance of Optionee's duties as an Employee without informing appropriate members of management to whom such Optionee reports, which action or actions, in the determination of the Board, have caused or substantially contributed to the material deterioration in the business or financial condition of the Company or any Affiliate, taken as a whole.

     3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold pursuant to the exercise of Options under the Plan is 1,850,000 Shares. The Shares may be authorized, but unissued or reacquired Shares.

     If an Option should expire or become unexercisable for any reason without having been exercised in full or if the Company repurchases Shares from the Optionee pursuant to the terms of a Stock Purchase Agreement, the unpurchased or repurchased Shares, respectively, which were subject thereto shall, unless the Plan shall have been terminated, return to the Plan and become available for other Options under the Plan.

     4.   Administration of the Plan.

          (a) Procedure. The Plan shall be administered by the Board. Members of the Board who are eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or Committee during which action is taken with respect to the granting of Options to him or her.

          The Board may at any time appoint a Committee consisting of not less than two persons to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Members of the Committee shall serve for such period of time as the Board may determine. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan. In the event the Company has a class of equity securities registered under Section 12 of the Exchange Act and unless the Board determines otherwise, from the effective date of such registration until six months after the termination of such registration, all grants of Options to persons subject to the provisions of
Section 16(b) of the Exchange Act during any and all periods of time when all members of the Board do not qualify as Disinterested Persons shall be made by, or only in accordance with the recommendations of, a Committee of two or more persons having full authority to act in the matter and all of whom are Disinterested Persons.

          (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options and Nonstatutory Stock Options; (ii) to determine, upon review of relevant information and in accordance with Section 7 of the Plan, the fair market value per Share; (iii) to determine the terms and conditions of vesting of Options, the exercise price of the Options and the consideration to be paid for shares upon the exercise of Options (which exercise price and consideration shall be determined in accordance with Section 7 of the Plan); (iv) to determine the Employees to whom, and the time or times at which, Options shall be granted, and the number of Shares to be subject to each Option; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) to determine the terms and provisions of each Option Agreement and each Stock Purchase Agreement (each of which need not be identical with the terms of other Options and Stock Purchase Agreements) and, with the consent of the holder thereof, to modify or amend each Option and Stock Purchase Agreement; (vii) to determine whether a stock repurchase agreement or other agreement will be required to be executed by any Employee as a condition to the exercise of an Option, and to determine the terms and provisions of any such agreement (which need not be identical with the terms of any other such agreement) and, with the consent of the Optionee, to amend any such agreement; (viii) to interpret the Plan, the Option Agreements, the Stock Purchase Agreements or any agreement entered into with respect to the grant or exercise of Options; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board or to take such other actions as may be necessary or appropriate with respect to the Company's rights pursuant to Options or agreements relating to the grant or exercise thereof; and (x) to make such other determinations and establish such other procedures as it deems necessary or advisable for the administration of the Plan.

          (c) Effect of the Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of Options.

     5. Eligibility. Options may be granted only to Employees (including employees of the Company who are also directors of the Company). An Employee who has been granted an Option may, if such Employee is otherwise eligible, be granted additional Options.

     6. Term of Plan. Effectiveness of the Plan shall be subject to approval by the shareholders of the Company within 12 months before or after the date the Plan is adopted; provided, however, that Options may be granted pursuant to the Plan prior to such shareholder approval subject to subsequent approval of the
Plan by such shareholders.   Shareholder approval shall be obtained by the
affirmative votes of the holders of a majority of voting shares of the Company's capital stock present and entitled to vote at a meeting of shareholders duly held in accordance with the laws of the State of California or by such other means authorized under law. The Plan shall continue in effect for a term of ten years unless sooner terminated in accordance with the terms and provisions of the Plan.

     7.   Option Price and Consideration.

          (a) Exercise Price. The exercise price per Share for the Shares to be issued pursuant to the exercise of a Nonstatutory Stock Option shall be not less than 85% of the "fair market value" per Share, as described below. The exercise price per Share for the Shares to be issued pursuant to the exercise of an Incentive Option shall be the fair market value per Share. However, with respect to both Incentive Stock Options and Nonstatutory Stock Options, the exercise price shall be 110% of the fair market value per Share on the date of grant in the case of any Optionee who, at the time the Option is granted, owns stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries.

          (b) Fair Market Value. The fair market value per Share on the date of grant shall be determined by the Board in its sole discretion, exercised in good faith; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the average of the closing bid and asked prices of the Common Stock on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotations ("Nasdaq") System), or, in the event the Common Stock is listed on a stock exchange or on the Nasdaq Stock Market, the fair market value per Share shall be the closing price on the exchange or on the Nasdaq Stock Market as of the date of grant of the Option, as reported in The Wall Street Journal.

          (c) Payment of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board in its discretion on the date of grant and may consist of cash, check, promissory notes or other forms of legally permitted consideration if authorized by the Board in connection with the grant of an Option.

     8.   Options.

          (a) Terms and Provisions of Options. As provided in Section 4 of this Plan and subject to any limitations specified herein, the Board shall have the authority to determine the terms and provisions of any Option granted under the Plan or any agreement required to be executed in connection with the grant or exercise of an Option. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement. Options granted under the Plan are conditioned upon the Company obtaining any required permit or order from appropriate governmental agencies, authorizing the Company to issue such Options and Shares issuable upon exercise thereof.

          (b) Number of Shares. Each Option Agreement shall state the number of Shares to which it pertains and whether such Option is intended to constitute an Incentive Stock Option or a Nonstatutory Stock Option. The maximum number of Shares which may be awarded as Options under the Plan during any calendar year to any Optionee is 250,000 Shares. If an Option held by an Employee is canceled, the canceled Option shall continue to be counted against the maximum number of Shares for which Options may be granted to such Employee and any replacement Option granted to such Employee shall also count against such limit.

          (c) Term of Option. The term of each Option may be up to ten years from the date of grant thereof, as determined by the Board upon the grant of the Option and specified in the Option Agreement, except that the term of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, shall not exceed five years from the date of grant thereof.

          (d)  Exercise of Option.

               (i) Procedure for Exercise; Rights as a Shareholder. Any Option shall vest and become exercisable at such times, in such installments and under such conditions as may be determined by the Board, specified in the Option Agreement and as shall be permissible under the terms of the Plan, including performance criteria with respect to the Company and/or the Optionee, provided that each Option shall vest and become exercisable at the rate of not less than 15% per year over five years from the date such Option is granted.

               An Option may be exercised in accordance with the provisions of this Plan as to all or any portion of the Shares then exercisable under an Option, from time to time during the term of the Option. An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal business office in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company, accompanied by an executed Stock Purchase Agreement (including the attachments thereto) substantially in the form of Exhibit B hereto and as may be modified by the Board from time to time, and any other agreements required by the terms of the Plan and/or the Option Agreement. Full payment may consist of such consideration and method of payment allowable under Section 7 of the Plan. Until the Option is properly exercised in accordance with the terms of this Section 8(d), no right to vote or to receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Option is exercised, except as provided in Section 10 of the Plan.

               As soon as practicable after any proper exercise of an Option in accordance with the provisions of the Plan, the Company shall, without transfer or issue tax to the Optionee, deliver to the Optionee at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Optionee, a certificate or certificates representing the Shares for which the Option shall have been exercised. The time of issuance and delivery of the certificate(s) representing the Shares for which the Option shall have been exercised may be postponed by the Company for such period as may be required by the Company, with reasonable diligence, to comply with any applicable listing requirements of any national or regional securities exchange or any law or regulation applicable to the issuance or delivery of such Shares. No Option may be exercised unless the Plan has been duly approved by the shareholders of the Company in accordance with applicable law. Notwithstanding anything to the contrary herein, the terms of a Stock Purchase Agreement required to be executed and delivered in connection with the exercise of an Option may require the certificate or certificates representing the Shares purchased upon the exercise of an Option to be delivered and deposited with the Company as security for the Optionee's faithful performance of the terms and conditions of his or her Stock Purchase Agreement.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

               (ii) Termination of Status as an Employee. If an Optionee ceases to serve as an Employee for any reason other than death or Disability, and thereby terminates his or her Continuous Status As An Employee, to the extent that such Optionee was entitled to exercise the Option at the date of such termination, such Optionee shall have the right to exercise the Option at any time within 30 days subsequent to the last day of such Optionee's Continuous Status As An Employee (unless at the time of grant of such Option the Board specified a longer period, not to exceed 90 days), provided, however, that no Option shall be exercisable after the expiration of the term set forth in the Option Agreement. To the extent that such Optionee was not entitled to exercise the Option at the date of the terminating event, or if such Optionee does not exercise such Option (which such Optionee was entitled to exercise) within the time specified herein, the Option shall terminate. In the event that an Optionee's Continuous Status As An Employee terminates due to death or Disability, to the extent that such Optionee was entitled to exercise the Option at the date of such termination, the Option may be exercised any time within 180 days subsequent to the death or Disability of the Optionee (unless at the time of grant of such Option the Board specified a longer period, not to exceed one year), provided, however, that no Option shall be exercisable after the expiration of the Option term set forth in the Option Agreement. To the extent that such Optionee was not entitled to exercise such Option at the date of his or her termination due to death or Disability or if such Option is not exercised (to the extent it could be exercised) within the time specified herein, the Option shall terminate.

          (e) Limit on Value of Optioned Stock. To the extent that the aggregate fair market value (determined at the time an Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under all incentive stock option plans of the Company, its Parent or its Subsidiaries, if any, exceeds
$100,000, the Options in excess of such limit shall be treated as Nonstatutory Stock Options.

          (f) Expiration of Option. Notwithstanding any provision in the Plan, including but not limited to the provisions set forth in this Section 8, an Option may not be exercised, under any circumstances, after the expiration of its term.

     9. Nontransferability of Options. Options granted under this Plan may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution or as a transfer between spouses incident to a "divorce" within the meaning of Section 1041(a) of the Code, and any such attempt may result, at the discretion of the Board, in the termination of such Options. During the lifetime of the Optionee, his or her Option may be exercised only by such Optionee or his or her legal guardian.

     10.  Adjustments Upon Changes in Capitalization or Merger.

          (a) Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or repurchase of Shares from an Optionee upon termination of employment or service, as well as the exercise price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, combination, recapitalization or reclassification of the Common stock, or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company (other than stock bonuses to Employees or directors); provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been effected without the receipt of consideration. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Plan or an Option.

          (b) In the event of a proposed dissolution or liquidation of the Company or the sale of all or substantially all of the assets of the Company (other than in the ordinary course of business), or the merger, consolidation or reorganization of the Company with or into another corporation as a result of which the Company is not the surviving corporation or as a result of which the outstanding Shares are exchanged for or converted into cash or property or securities not of the Company, the Board shall (i) make provision for the assumption of all outstanding Options by the successor corporation or a Parent or a Subsidiary thereof, or (ii) declare that outstanding Options shall terminate as of a date fixed by the Board which is at least thirty (30) days after the notice thereof to the Optionee (unless such thirty (30) day period is waived by the

Optionee) and shall give each Optionee the right to exercise his or her Option as to all or any part of the shares underlying such Option to the extent then exercisable, provided such exercise does not violate Section 8(d)(ii) of the Plan.

          (c) No fractional shares of Common Stock shall be issuable on account of any action described in this Section, and the aggregate number of shares into which Shares then covered by the Option, when changed as the result of such action, shall be reduced to the largest number of whole shares resulting from such action, unless the Board, in its sole discretion, shall determine to issue scrip certificates in respect to any fractional shares, which scrip certificates, in such event, shall be in a form and have such terms and conditions as the Board in its discretion shall prescribe.

     11. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option, provided, however, that if the Board determines that such grant shall be as of some future date, the date of grant shall be such future date. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

     12.  Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable and shall make any amendments which may be required so that Options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for the purpose of the Code, except that, without approval of the holders of a majority of the shares of the Company's capital stock represented or present and entitled to vote at a valid meeting of the Company's shareholders at which action is taken on an amendment or revision, no such amendment or revision shall:

               (i) Increase the number of Shares subject to the Plan, other than in connection with an adjustment under Section 10 of the Plan;

               (ii) Materially change the designation of the class of Employees eligible to be granted Options;

               (iii) Remove the administration of the Plan from the Board except to a Committee;

               (iv) Materially increase the benefits accruing to participants under the Plan; or

               (v)  Extend the term of the Plan.

          (b) Effect of Amendment or Termination. Except as otherwise provided in Section 10, any amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company.

     13.  Conditions Upon Issuance of Shares.

          (a) Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, applicable state securities laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) As a condition to the exercise of an Option, the Board may require the person exercising such Option to execute an agreement with, and/or may require the person exercising such Option to make any representation and warranty to, the Company as may in the judgment of counsel to the Company be required under applicable law or regulation, including but not limited to a representation and warranty that the Shares are being purchased only for investment and without any present intention to sell or to distribute such Shares if, in the opinion of counsel for the Company, such a representation is appropriate under any of the aforementioned relevant provisions of law.

     14. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available, such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     The Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorization in order to issue and to sell such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction the requisite authorization(s) deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Shares hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any Shares hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or to sell such Shares as to which such requisite authority shall not have been obtained.

     15. Stock Option and Stock Purchase Agreements. Options shall be evidenced by written Option Agreements in such form or forms as the Board shall approve from time to time. Upon the exercise of an Option, the Optionee shall sign and deliver to the Company a Stock Purchase Agreement in such form or forms as the Board shall approve from time to time.

     16. Effective Date and Term of Plan. The Plan shall become effective upon shareholder approval as provided in Section 17 of the Plan. The Plan shall continue in effect for a term of ten years unless sooner terminated under
Section 12 of the Plan.

     17. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative of the holders of a majority of the shares of the Company represented or present and entitled to vote thereon. All Options granted prior to shareholder approval of the Plan are subject to such approval, and if such approval is not obtained within 12 months before or after the date the Plan is adopted by the Board all such Options shall expire and shall be of no further force or effect.

     18.  Taxes, Fees, Expenses and Withholding of Taxes.

          (a) The Company shall pay all original issue and transfer taxes (but not income taxes, if any) with respect to the grant of Options and/or the issue and transfer of Shares pursuant to the exercise thereof, and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

          (b) The grant of Options hereunder and the issuance of Shares pursuant to the exercise thereof is conditioned upon the Company's reservation of the right to withhold, in accordance with any applicable law, from any compensation or other amounts payable to the Optionee, any taxes required to be withheld under federal, state or local law as a result of the grant or exercise of such Option or the sale of the Shares issued upon exercise thereof. To the extent that compensation or other amounts, if any, payable to the Optionee are insufficient to pay any taxes required to be so withheld, the Company may, in its sole discretion, require the Optionee, as a condition of the exercise of an Option, to pay in cash to the Company an amount sufficient to cover such tax liability or otherwise to make adequate provision for the Company's satisfaction of its withholding obligations under federal, state and local law.

     19. Liability of Company. The Company, its Parent or any Subsidiary which is in existence or hereafter comes into existence shall not be liable to an Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Options intended to be Incentive Stock Options granted hereunder do not qualify as incentive stock options within the meaning of Section 422 of the Code.

     20. Information to Optionee. The Company shall provide without charge at least annually to each Optionee during the period his or her Option is outstanding a balance sheet and income statement of the Company. In the event that the Company provides annual reports or periodic reports to its shareholders during the period in which an Optionee's Option is outstanding, the Company shall provide to each Optionee a copy of each such report.

     21. Indemnification. No member of the Committee or of the Board shall be liable for any act or action taken, whether of commission or omission, except in circumstances involving actual bad faith, or for any act or action taken, whether of commission or omission, by any other member or by any officer, agent, or Employee. In addition to such other rights of indemnification they may have as members of the Board, or as members of the Committee, the Committee shall be indemnified by the Company against reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken, by commission or omission, in connection with the Plan or any Option taken thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee or Board member is liable for actual bad faith in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding, a Committee or Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     22. Notices. Any notice to be given to the Company pursuant to the provisions of this Plan shall be given in writing, addressed to the Company in care of its Secretary at its principal office, and any notice to be given to an Employee to whom an Option is granted hereunder shall be delivered personally or addressed to him or her at the address given beneath his or her signature on his Option Agreement or Stock Purchase Agreement or at such other address as such Optionee or his or her transferee (upon the transfer of the Optioned Stock) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service. It shall be the obligation of each Optionee and each transferee holding Shares purchased upon exercise of an Option to provide the Secretary of the Company, by letter mailed as provided hereinabove, with written notice of his or her direct mailing address.

     23. No Enlargement of Employee Rights. This Plan is purely voluntary on the part of the Company, and the continuance of the Plan shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for or a condition of the employment or service of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ or service of the Company, its Parent, Subsidiary or a successor corporation, or to interfere with the right of the Company or any such corporations to discharge or to retire any Employee at any time with or without cause and with or without notice. No Employee shall have any right to or interest in Options authorized hereunder prior to the grant thereof to such Employee, and upon such grant he or she shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Articles of Incorporation, as the same may be amended from time to time.

     24.  Legends on Certificates.

          (a) Federal Law. Unless an appropriate registration statement is filed pursuant to the federal Securities Act of 1933, as amended, with respect to the Options and Shares issuable under this Plan, each document or certificate representing such Options or Shares shall be endorsed thereon with a legend substantially as follows:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW

TO, OR IN CONNECTION WITH, THE SALE, TRANSFER OR DISTRIBUTION THEREOF. NO SUCH SALE, TRANSFER OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. "

          (b) Additional Legends. Each document or certificate representing the Options or Shares issuable under the Plan shall also contain legends as may be required under applicable blue sky laws or by any Stock Purchase Agreement or other agreement the execution of which is a condition to the exercise of an Option under this Plan.

     25. Availability of Plan. A copy of this Plan shall be delivered to the Secretary of the Company and shall be shown by him or her to any eligible person making reasonable inquiry concerning it.

     26. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

     27. Severability. In the event that any provision of the Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the saline extent as though the invalid or unenforceable provision was not contained herein.

     28. Applicable Law. To the extent that federal laws do not otherwise control, this Plan shall be governed by and construed in accordance with the laws of the State of California without regard to the conflict of laws principles thereof.

                                                                  APPENDIX B

PROXY

                            EARTHLINK NETWORK, INC.

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints SKY DAYTON and GRAYSON HOBERG, and each of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the Special Meeting of Stockholders of Earthlink Network, Inc. on February 19, 1998, and any adjournments and postponements thereof, upon all matters as may properly come before the Special Meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

     PLEASE COMPLETE, DATE AND SIGN ON THE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

                            EARTHLINK NETWORK, INC.

A /X/ Please mark your
      votes as in this
      example.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MATTER (1) LISTED BELOW, TO COME BEFORE THE SPECIAL MEETING.

(1) To approve a proposal to amend the 1995 Stock Option Plan to increase the number of shares of common stock, $.01 par value per share, of Earthlink Network, Inc. reserved for grant under the plan from 1,250,000 to 1,850,000.

                          FOR   AGAINST   ABSTAIN
                          / /     / /       / /

(2)  Upon any and all other business that may come before the Special Meeting.

     THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WILL BE VOTED FOR THE MATTER DESCRIBED IN PARAGRAPH (1) UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE, IN WHICH CASE IT WILL BE VOTED AS SPECIFIED.


SIGNATURE(S) __________________________________ DATE: ________________________
NOTE: Executors, Administrators, Trustee, Etc. should give full title.